Liebman Goldberg & Drogin LLP
                         Certified Public Accountants
                        595 Stewart Avenue, Suite 420
                            Garden City, NY 11530
                       ______________________________
                            Tel (516)228-6600
                            Fax (516)228-6664


Shareholders and Board of Directors
The Ehrenkrantz Growth Fund
New York, New York


INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying statement of assets and liabilities of The Ehrenkrantz Growth Fund, including the schedule of investments, as of December 31, 2005, and the related statement of operations for the year then ended, the statement of changes in net assets for the year then ended, and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based upon our audit.

The financial statements of the Ehrenkrantz Growth Fund as of December 31, 2004, were audited by another auditor whose report dated February 22, 2005 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2005 by correspondence from the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Ehrenkrantz Growth Fund as of December 31, 2005, the results of its operations for the year then ended, the changes in its net assets for the year then ended, and the financial highlights for the year then ended, in conformity with U.S generally accepted accounting principles.

/s/ Liebman Goldberg & Drogin LLP
    Liebman Goldberg & Drogin LLP
    Certified Public Accountants
    Garden City, New York
    March 13, 2006